Sussex Bancorp	Contact: Donald L. Kovach
200 Munsonhurst Road	Chairman
Franklin, NJ 07416	(973) 827-2914

SUSSEX BANCORP ANNOUNCES 2009 EARNINGS

FRANKLIN, NEW JERSEY – February 1, 2010– Sussex Bancorp (NASDAQ “SBBX”) today announced its results of operations for the year ended December 31, 2009. For 2009, the Company earned $2.0 million, or $0.62 per basic and diluted share, compared to a net loss of $1.0 million, or ($0.32) per basic and diluted share for the prior year. The Company’s return to profitability in 2009 primarily reflects an increase in net interest income of $3.2 million as well as the absence of impairment charges in 2009, as the Company recorded an impairment charge of $3.5 million in 2008 related to certain FNMA and Freddie Mac securities.

The Company’s total interest income increased to $23.1 million for the year ended December 31, 2009 from $22.7 million for the same period last year, as total interest expense decreased to $8.1 million for the year ended December 31, 2009 from $10.8 million for the year ended December 31, 2008. As a result, for the year ended December 31, 2009 the Company’s net interest income increased to $15.0 million from the $11.8 million earned last year. The improvement in the net interest income is reflective of the improvement in the Company’s net interest margin, which increased by 48 basis points from 3.12% in 2008 to 3.60% in 2009.

 The Company’s average earning assets increased by $39.5 million in 2009 over 2008, while the average yield declined by 42 basis points, to 5.46% in 2009 from 5.88% in 2008. The Company’s average interest bearing liabilities increased by $45.1 million for the year ended December 31, 2009 compared to the prior year.  The Company’s cost of interest bearing liabilities decreased by 108 basis points to 2.07% in 2009 from 3.15% in 2008.

For the year ended December 31, 2009, the Company’s non-interest income increased by $3.5 million from $2.0 million for year ended December 31, 2008 to $5.5 million for year ended December 31, 2009. The improvement is attributable to an impairment write-down of $3.5 million on equity securities that the Company incurred in 2008, while the Company experienced no such impairment charges in 2009.  Non-interest expense was flat year over year, increasing by $90 thousand to $14.7 million for the year ended December 31, 2009 compared to $14.6 million one year earlier.  This increase is due to $551 thousand in increased FDIC assessment charges, while salaries and employee benefit expenses declined by approximately $194 thousand.

The Company’s loan loss provision for the year ended December 31, 2009 was $3.4 million compared to $1.4 million for the same period last year. The increase in the provision is primarily attributable to a decline in real estate collateral values and adverse economic conditions in the Company’s trade area. As a result of these conditions, the Company’s non-performing loan balance increased to $20.4 million at December 31, 2009 from $11.0 million at December 31, 2008.  The Company believes these loans are adequately provided for in its loan loss provision or are sufficiently secured at December 31, 2009.  Non-performing loans as a percentage of total gross loans at December 31, 2009 were 6.13%, compared to 3.44% one year earlier.

At December 31, 2009 the Company had total assets of $454.8 million, compared to total assets of $440.6 million at December 31, 2008.  The Company had total deposits of $372.1 million at December 31, 2009, compared to total deposits of $360.1 million at December 31, 2008.

Sussex Bancorp is the holding company for Sussex Bank, which services its customers through ten branch offices, eight located in Sussex County, New Jersey and two in Orange County, New York and for Tri-State Insurance Agency, Inc, a full service insurance agency located in Sussex County, New Jersey.

SUSSEX BANCORP
CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)

ASSETS	December 31, 2009	December 31, 2008
	(Unaudited)

Cash and due from banks	$8,779	$7,602
Federal funds sold	14,300	13,310
Cash and cash equivalents	23,079	20,912

Interest bearing time deposits with other banks	100	100
Trading securities	2,955	13,290
Securities available for sale	71,315	62,272
Federal Home Loan Bank Stock, at cost	2,045	1,975

Loans receivable, net of unearned income	332,959	320,880
Less: allowance for loan losses	5,496	5,813
Net loans receivable	327,463	315,067

Foreclosed real estate	3,843	3,864
Premises and equipment, net	7,065	8,526
Accrued interest receivable	1,943	2,115
Goodwill	2,820	2,820
Other assets	12,213	9,654

Total Assets	$454,841	$440,595

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$34,155	$34,784
Interest bearing	337,920	325,297
Total Deposits	372,075	360,081

Borrowings	33,090	33,146
Accrued interest payable and other liabilities	2,262	2,571
Junior subordinated debentures	12,887	12,887

Total Liabilities	420,314	408,685

Total Stockholders' Equity	34,527	31,910

Total Liabilities and Stockholders' Equity	$454,841	$440,595

SUSSEX BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(Dollars In Thousands)

	Years Ended December 31,
	2009	2008
	(Unaudited)
INTEREST INCOME
Loans receivable, including fees	$19,259	$19,150
Securities:
Taxable	2,587	2,266
Tax-exempt	1,164	976
Federal funds sold	30	259
Interest bearing deposits	15	2
Total Interest Income	23,055	22,653

INTEREST EXPENSE
Deposits	6,321	8,746
Borrowings	1,426	1,507
Junior subordinated debentures	306	590
Total Interest Expense	8,053	10,843

Net Interest Income	15,002	11,810
PROVISION FOR LOAN LOSSES	3,404	1,350
Net Interest Income after Provision for Loan Losses	11,598	10,460

OTHER INCOME
Service fees on deposit accounts	1,467	1,534
ATM fees	480	464
Insurance commissions and fees	2,284	2,507
Investment brokerage fees	137	151
Holding gains on trading securities	5	199
Gain on sale of securities, available for sale	134	150
Gain on sale of fixed assets	203	-
Gain (loss) on sale of foreclosed real estate	190	(58)
Impairment write-downs on equity securities	-	(3,526)
Other	644	570
Total Other Income	5,544	1,991

OTHER EXPENSES
Salaries and employee benefits	7,351	7,545
Occupancy, net	1,302	1,299
Furniture, equipment and data processing	1,286	1,481
Stationary and supplies	178	192
Professional fees	768	621
Advertising and promotion	179	469
Insurance	194	171
FDIC Assessment	936	385
Postage and freight	139	155
Amortization of intangible assets	18	49
Write-down on foreclosed real estate	456	437
Foreclosed real estate	347	255
Other	1,525	1,530
Total Other Expenses	14,679	14,589

Income (Loss) before Income Taxes	2,463	(2,138)
PROVISION (BENEFIT) FOR INCOME TAXES	452	(1,096)
Net Income (Loss)	$2,011	$(1,042)

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Twelve Months Ended December 31,
(Dollars in thousands)	2009			2008
	Average		Average	Average		Average
Earning Assets:	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Securities:
Tax exempt (3)	$28,102	$1,747	6.22%	$23,720	$1,458	6.15%
Taxable	59,035	2,587	4.38%	47,234	2,266	4.80%
Total securities	87,137	4,334	4.97%	70,954	3,724	5.25%
Total loans receivable (4)	326,740	19,259	5.89%	307,845	19,150	6.22%
Other interest-earning assets	19,208	45	0.23%	14,749	261	1.77%
Total earning assets	433,085	$23,638	5.46%	393,548	$23,135	5.88%

Non-interest earning assets	36,355			31,359
Allowance for loan losses	(5,824)			(5,182)
Total Assets	$463,616			$419,725

Sources of Funds:
Interest bearing deposits:
NOW	$57,928	$582	1.00%	$58,878	$798	1.36%
Money market	14,709	177	1.21%	23,769	527	2.22%
Savings	169,541	2,759	1.63%	85,707	2,350	2.74%
Time	101,565	2,803	2.76%	127,475	5,071	3.98%
Total interest bearing deposits	343,743	6,321	1.84%	295,829	8,746	2.96%
Borrowed funds	33,139	1,426	4.30%	35,971	1,507	4.19%
Junior subordinated debentures	12,887	306	2.38%	12,887	590	4.57%
Total interest bearing liabilities	389,769	$8,053	2.07%	344,687	$10,843	3.15%

Non-interest bearing liabilities:
Demand deposits	38,154			39,303
Other liabilities	2,303			2,036
Total non-interest bearing liabilities	40,457			41,339
Stockholders' equity	33,390			33,699
Total Liabilities and Stockholders' Equity	$463,616			$419,725

Net Interest Income and Margin (5)		$15,585	3.60%		$12,292	3.12%

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets